Exhibit 99.2

Statement of Chief Financial Officer

of

Berger Holdings, Ltd. (the “Company”)

I, Francis E. Wellock, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	the Company’s Quarterly Report on Form 10-Q for the period ended Match 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003	By:	/s/ FRANCIS E. WELLOCK, JR.
Francis E. Wellock, Jr. Chief Financial Officer